SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          May 14, 1997 (April 30, 1997)
               (Date of Report (date of earliest event reported))


                                HFS Incorporated
             (Exact name of Registrant as specified in its charter)


   Delaware                             1-11402                     22-3059335
(State or other jurisdiction        Commission File No.)        (I.R.S. Employer
of incorporation or organization)                         Identification Number)

   6 Sylvan Way
Parsippany, New Jersey                                            07054
(Address of principal executive office)                         (Zip Code)





                                 (201) 428-9700
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)











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Item 2.

     Pursuant to a merger agreement (the "Merger Agreement") by and among HFS Incorporated (the "Company"), Mercury Acq. Corp. ("Mercury") , a wholly owned subsidiary of the Company and PHH Corporation ("PHH"), effective April 30, 1997, Mercury was merged with and into PHH, with PHH being the surviving corporation (the "Merger"), resulting in PHH becoming a wholly-owned subsidiary of the Company. The Merger was completed upon receiving stockholder approval from the respective stockholders of the Company and PHH at meetings of stockholders held on April 30, 1997. In connection with the Merger, the Company issued approximately 30.3 million shares of its common stock, valued at approximately $1.8 billion, in exchange for all of the outstanding shares of PHH common stock, and certain options to purchase PHH common stock issued to holders of PHH employee stock options (the "PHH Options"). The 30.3 million shares of Company common stock represent 19.2% of the total outstanding shares of the Company. Pursuant to the Merger Agreement, the number of Company shares issued to complete the Merger was determined by multiplying the outstanding shares of PHH as of April 30, 1997 by the conversion number of .825, calculated in accordance with the terms of the Merger Agreement, plus .7 million shares of Company common stock issued in exchange for the PHH options. The Merger was accounted for as a pooling of interests.

     In connection with the Merger, the Company's Board of Directors elected Robert D. Kunisch, current PHH Chairman and CEO, as a member of the Board of Directors effective April 30, 1997. In addition, Mr. Kunisch was named a Vice Chairman of the Company.

     PHH, as a wholly owned subsidiary of the Company, will remain a registrant, subject to the reporting requirements of the Securities Exchange Act of 1934, in connection with its publicly offered debt securities.

     PHH provides a broad range of integrated management services, expense management programs and mortgage banking services to more than 3,000 major clients, including many of the world's largest corporations, as well as government agencies and affinity groups. Its primary business segments consist of fleet management services, real estate services and mortgage banking services. PHH is the world's largest provider of corporate relocation services.

The description contained herein of the Merger Agreement is qualified in its entirety by reference to the Agreement and Plan of Merger dated as of November 10, 1996, by and among the Company, Mercury and PHH, a copy of which is attached as Exhibit 2.1 to a Current Report on Form 8-K previously filed by the Company with the Securities and Exchange Commission on November 15, 1996, as amended by the Form 8-K/A dated December 4, 1996 and as further amended by the Form 8-K/A dated March 27, 1997).

Item 7.   Financial Statements, pro forma financial information and exhibits

  a)      Financial statements of business acquired:

      1. The audited consolidated balance sheets of PHH Corporation and subsidiaries as of April 30, 1996 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended April 30, 1996 are incorporated herein by reference to the Company's Current Report on Form 8-K dated November 15, 1996 (as amended by the Form 8-K/A dated December 4, 1996 and as further amended by the Form 8-K/A dated March 27, 1997).



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      2.       The unaudited interim  consolidated  financial  statements of PHH
               Corporation as of January 31, 1997 and for the nine months ended January 31, 1997 and 1996 are included in the PHH Quarterly Report on Form 10-Q for the quarter ended January 31, 1997 (as amended by the Form 10-Q/A filed on March 27, 1997) are incorporated herein and attached hereto as Exhibit 99.1

b)    Pro forma financial information:

      1. The Company expects to file within 60 days from the date hereof, the following pro forma information:

          A) Pro forma combining consolidated financial statements of the Company for the Merger as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 and for the year ended December 31, 1996.

          B) Consolidated historical financial statements of the Company as restated for the pooling with PHH as of December 31, 1996 and 1995 and each of the years in the three year period ended December 31, 1996.

c)    Exhibits:

Exhibit
   No.    Description

23.1      Consent of KPMG Peat Marwick LLP

99.1 PHH Corporation Quarterly Report on Form 10-Q for the quarter ended January 31, 1997 (as amended by the Form 10-Q/A filed on March 31,
          1997).


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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HFS INCORPORATED



                                             By:  /s/     James E. Buckman
                                                        James E. Buckman
                                                 Senior Executive Vice President
                                                 and General Counsel


Date: May 14, 1997

































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                                HFS INCORPORATED
                           CURRENT REPORT ON FORM 8-K
                   Report Dated May 14, 1997 (April 30, 1997)


                                  EXHIBIT INDEX


Exhibit No. Description                                                Page No.

     23.1   Consent of KPMG Peat Marwick LLP

     99.1 PHH Corporation Quarterly Report on Form 10-Q for the quarter ended January 31, 1997 (as amended by the Form 10-Q/A filed on March 31,
            1997).